PROGRESS PLAZA
FUNDAMENTAL LEASE PROVISIONS

Certain Fundamental Lease Provisions are presented in this Section and represent the agreement of the parties hereto, subject to further definition and elaboration in the Lease:

NAME AND ADDRESS OF CENTER: PROGRESS PLAZA, 1501 N. Broad Street, Phila., PA 19122

LANDLORD: PROGRSS TRUST, INC.

NOTICE ADDRESS OF LANDLORD:

Progress Trust, Inc.
1501 North Broad Street, Second Floor
Philadelphia, PA 19122
Attention: Benjamin Gilbert

With a copy to:
Mark Herrmann & Associates, Inc.
38 W. Lodges Lane
Bala Cynwyd, PA 19004

TENANT: United Bank of Philadelphia

TENANT'S TRADE NAME: United Bank

NOTICE ADDRESS OF TENANT:

United Bank of Philadelphia
Graham Building, 30 S. 15th St.
Philadelphia, PA 19102

With a copy to:

Love and Long, L.L.P.
108 Washington Street
Newark, New Jersey 07102

RENT COMMENCEMENT DATE: The earlier of (i) sixty (60) days after Landlord notifies Tenant of the completion of “Landlord’s Work” as defined in this Lease, or (ii) the date Tenant opens for business to the public.

TERM OF LEASE: 10 years, plus the period from the Rent Commencement Date to the last day of the calendar month in which it occurs.

OPTION TERM: Two (2) separate five (5) year options- See Lease Section 3(d)

PREMISES GROSS LEASABLE AREA: 2,500 square feet +/-

PERMITTED USE: Full Service Bank and related activities

ANNUAL BASIC RENTAL:

Period	Annual Rent		Monthly Rent

Rent Commencement	$60,000.00		$5,000.00
Date to the end of the 12th
Full calendar month

Months 13-60	$62,500.00		$5,208.33

Months 61-120	$71,250.00		$5,937.50
Option Term:	See Lease Section 3 (d	)

INITIAL MONTHLY PAYMENT ON ACCOUNT OF OPERATING EXPENSES:
AND TAXES: $754.17 (based on $3.62 psf per annum)

ADVANCE RENTAL: N/A

SECURITY DEPOSIT: N/A

DATE OF LEASE: March _____, 2006

1. PREMISES	2
2. USE; QUIET ENJOYMENT	2
3. TERM; TERMINATION	4
4. RENT	5
5. ADVANCE RENTAL	5
7. IMPROVEMENTS	5
8. TENANT ASSESSMENTS. USE AND OCCUPANCY TAXES.	6
9. UTILITIES AND SERVICES	6
10. TAXES AND OPERATING COSTS	7
11. FIXTURES, EQUIPMENT AND APPURTENANCES	11
12. ALTERATIONS AND IMPROVEMENTS BY TENANT	11
13. SIGNS AND ADVERTISING	12
14. REPAIRS BY LANDLORD; INSPECTION	12
15. REPAIRS BY TENANT	13
16. INSURANCE	14
17. INDEMNITY BY TENANT; EXONERATION	14
18. INCREASE IN INSURANCE PREMIUMS; WAIVER OF SUBROGATION	15
19. FIRE OR OTHER CASUALTY	15
20. CONDEMNATION	17
21. MARKETING FUND AND PROMOTION OF CENTER	17
22. ASSIGNMENT, MORTGAGING AND SUBLETTING	17
23. PERFORMANCE BY TENANT	18
24. BANKRUPTCY	19
25. HAZARDOUS MATERIALS	19
26. DEFAULT; REMEDIES	19
27. REMEDIES CUMULATIVE	23
28. SUBORDINATION; ATTORNMENT	23
29. SUCCESSORS AND ASSIGNS	24
30. NOTICES	24
31. APPLICABLE LAW	24
32. CAPTIONS AND HEADINGS	24
33. JOINT AND SEVERAL LIABILITY	24
34. BROKERAGE COMMISSION	25
35. NO OPTION	25
36. NO MODIFICATION	25
37. SEVERABILITY	25
38. THIRD PARTY BENEFICIARY	25
39. TRANSFER BY LANDLORD	25
40. LIMITATION OF LIABILITY OF LANDLORD	26
41. PARKING	26
42. SUBSTITUTE SPACE	26
43. COVENANTS AND CONDITIONS	26
44. TIME OF ESSENCE	26
45. MODIFICATIONS FOR LENDER	26

46. HOLDING OVER	27
47. RULES AND REGULATIONS	27
48. TITLE	27
49. PRIOR LEASE	27
50. WAIVER OF JURY TRIAL	27

       THIS Retail Lease is made as of the date, and between the Landlord and Tenant, set forth in the Fundamental Lease Provisions attached hereto.

1. PREMISES

In consideration of the rents and covenants herein set forth, Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the premises (“Premises”) located upon the land and within the buildings (collectively, the "Center") described in the Fundamental Lease Provisions. The Premises are further depicted in the drawing attached hereto as Exhibit “A”. The Premises are comprised of the number of square feet of rentable area set forth in the Fundamental Lease Provisions. The rentable area of the Premises and the Center has been calculated and determined on a basis determined by the Landlord. The Landlord's calculations for the Center and the Premises, and the Expense Percentage are final and are not subject to adjustment except as provided for in Section 10 below.

2. USE; QUIET ENJOYMENT

(a) The Premises shall be used by Tenant for the purposes, and under the Trade Name set forth in the Fundamental Lease Provisions. Tenant shall not use or permit the Premises to be used for any other purpose or under any other trade name without the prior written consent of Landlord; provided Tenant shall not use, permit or suffer anything to be done in the Premises or anything to be brought into or kept in the Premises, in either case, which occasions discomfort or annoyance to any other tenants or occupants of the Center, or which in Landlord's reasonable judgment may tend to impair the reputation or appearance of the Center or tend to interfere with the proper and economic operation of the Center by Landlord.

(b) Tenant shall, at its expense, procure any and all governmental licenses and permits, including without limitation, sign permits, required for the conduct of business in the Premises and shall, at all times, comply with the requirements of each such license and permit. Landlord does not represent or warrant that it will obtain for Tenant (or that Tenant will be able to obtain) any license or permit.

(c) Tenant agrees that it shall continuously operate, conduct its business within and otherwise use the Premises in accordance with the terms and conditions of this Lease. Tenant will keep the Premises open for business during such hours of operation as are established by Landlord for the Center.

(d) Tenant agrees that it:

(i) will not in connection with the Premises conduct or permit to be conducted any auction, fire, bankruptcy or going out of business sale, or similar type sale, or utilize any unethical method of business, provided that this provision shall not restrict the absolute freedom (as between Landlord and Tenant) of Tenant to determine its own selling prices, nor shall it preclude the conduct of periodic, seasonal promotional or clearance sales;

(ii) will not use or permit the use of any apparatus for sound and/or light reproduction or transmission, including loudspeakers in such manner that the sounds so transmitted shall be audible beyond the interior of the Premises; will not distribute at the Center or in any part thereof any handbills or other advertising or notices, and will not conduct or permit any activities that might constitute a nuisance or which are otherwise not generally considered appropriate in accordance with the standards of operation for the Center established by landlord.

(iii) will keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the confines of the Premises; will not cause or permit strong, unusual or offensive sound, sights, odors fumes, dust or vapors to emanate from the Premises.

(iv) will not load or permit the loading or unloading of merchandise, supplies or other property, nor ship nor receive outside the area and entrance designated therefore by Landlord from time to time, and will use its best efforts to have all such deliveries, loading, unloading and services to the Premises prior to 9:30 a.m. each day.

(v) will not paint or decorate any part of the exterior of the Premises, or change the architectural treatment, decor or other appearance of the exterior of the Premises without first obtaining Landlord's written approval of such work.

(vi) will not perform any work of any nature whatsoever to the roof, exterior walls or any of the structural portions of the Premises.

(vii) will comply with all applicable federal, state and local environmental and other laws, rules, regulations, guidelines, judgments, or orders and all recommendations of any public or private agency having authority over insurance rates with respect to the use or occupancy of the Premises by Tenant; will not use or permit the use of any portion of the Premises for any unlawful purpose.

(viii) will not, within the vestibule or within three feet of any entrance or exit or of any window in the Premises, or upon glass panes, affix or maintain any signs, trademarks, merchandise or other item, except as shall be approved by Landlord.

(ix) will keep the storefront sign and display windows lighted during all hours in which the Premises are required to be opened for business.

(x) will provide all security within its Premises as it deems appropriate;

(xi) will comply with all rules and regulations as may be established by landlord from time to time.

(xii) will not use the malls or sidewalks adjacent to the Premises for solicitations, vending or sales of merchandise.

(xiii) will maintain at all times a full staff of employees and a complete stock of merchandise and other goods consistent with the use of the Premises.

(xiv) will not, without obtaining Landlord's prior written approval, install any storage or propane tank, whether above or underground at the Premises or in the Center.

(e) So long as Tenant is not in default of any covenant or term of this Lease, Tenant shall have the right to peaceful and quiet enjoyment of the Premises during the term hereof subject however to the rights of holders of any mortgages affecting the Center which appear in the real estate records of the county in which the Center is located from time to time.

3. TERM; TERMINATION

(a)  The term of this Lease shall commence on the date set forth as the Rent Commencement Date in the Fundamental Lease Provisions, provided the Premises are "ready for occupancy" (as that term is defined in Section 7 hereof), but if the Premises are not ready for occupancy on such date then the term shall commence on the date which is seven (7) days after the mailing of notice by Landlord to Tenant that the Premises are "ready for occupancy". The term shall be for the period set forth in the Fundamental Lease Provisions, plus, if the Rent Commencement Date shall not be the first day of a month, the part of a month from the date of the Rent Commencement Date to the last day of the calendar month in which it occurs. Each of the parties hereto agrees upon demand of the other, to execute a declaration expressing the commencement date of the term as soon as the commencement date has been determined. If Tenant, or its contractors, are permitted to take possession prior to the Rent Commencement Date, Tenant shall comply with all terms and conditions of the Lease other than payment of Basic Annual Rent, Taxes or Operating Costs.

(b) This Lease shall terminate at the end of the original term hereof, or any extension or renewal thereof without the necessity of any notice from either Landlord or Tenant to terminate the same, and Tenant hereby waives notice to vacate the Premises and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of premises from a tenant holding over to the same extent as if statutory notice had been given. For the period of four (4) months prior to the expiration of the term, or any renewal or extension thereof, and provided that Tenant has not provided Landlord with notice of Tenant’s intent to exercise its option to renew pursuant to the terms and conditions below, Landlord shall have the right to show the Premises and all parts hereof to prospective tenants during normal business hours.

(c) At the expiration or earlier termination of this Lease, Tenant shall, at Tenant's expense, remove all of Tenant's personal property and repair all injury done to the Premises or any part of the Premises by or in connection with the installation or removal of said property, and surrender the Premises, broom clean and in as good condition as they were at the beginning of the term, reasonable wear and tear excepted. All property of Tenant remaining on the Premises after the expiration or earlier termination of this Lease shall be conclusively deemed abandoned and at Landlord's option, may be retained by Landlord, or may be removed by Landlord, and Tenant shall reimburse Landlord for the cost of such removal. Landlord may have any such property stored at Tenant's risk and expense.

(d) Option to Renew.  So long as Tenant is not in default of its obligations hereunder, Landlord hereby agrees that Tenant shall have two (2) separate options to renew the term of this Lease for a term of five (5) years each, provided that Tenant notifies Landlord of its exercise of such option(s) no later than seven (7) months prior to the expiration date of the then current term. Such renewal shall be on the same terms and conditions set forth in the Lease, except that Annual Basic Rental shall be set at the then current rent established by Landlord for the Premises. Tenant shall execute any renewal form required by Landlord in order to preserve Landlord's rights and remedies under the lease, as renewed.

Within thirty (30) days following receipt of Tenant's exercise of its option, Landlord shall advise Tenant of the Annual Basic Rental which will be charged for the renewal term. Tenant shall have a period of fifteen (15) days within which to notify Landlord, in writing, of its election to revoke its option, in which event the term of the Lease shall expire as though no option to renew had been exercised by Tenant. Should Tenant fail to so notify Landlord of its election to revoke the exercise of its option, the option shall be effective and the Annual Basic Rental shall be that set forth in Landlord's notice to Tenant.

4. RENT

(a) Tenant covenants and agrees to pay to Landlord, as rental for the Premises, Annual Basic Rental in the sum set forth in the Fundamental Lease Provisions, payable in advance in equal monthly installments on the first day of each full calendar month during the term, the first such payment to include rent, prorated on a daily basis, for the period (if any) from the date of commencement of the term to the first day of the first full calendar month in the term.

(b) Any sum, amount, item or charge payable by Tenant hereunder shall be deemed additional rent, and except as otherwise specifically provided herein, shall be paid by Tenant to Landlord on the first day of the month following the date on which Landlord notifies Tenant of the amount payable or on the tenth day after the giving of such notice, whichever shall be later. Any such notice shall specify in reasonable detail the basis of such additional rent.

(c) All rentals payable by Tenant to Landlord under this Lease shall be paid to Landlord at the office of Landlord herein designated or to such other address and/or person or company as Landlord may designate from time to time by notice to Tenant. Tenant will promptly pay all rentals herein prescribed when and as the same shall become due and payable. If Landlord shall pay any monies or incur any expenses in correction of violations of covenants herein set forth, the amount so paid or incurred shall, at Landlord's option, and on notice to Tenant, be considered additional rentals, payable by Tenant with the first installment of rent thereafter becoming due and payable, and may be collected or enforced as by law provided in respect of rentals.

5. PERCENTAGE RENT

[This Section Intentionally Deleted]

6. ADVANCE RENTAL AND SECURITY DEPOSIT

[This Section Intentionally Deleted]

7. IMPROVEMENTS

(a) Prior to the Rent Commencement Date, the Landlord shall perform the work in the Premises (“Landlord’s Work”) specified in Exhibit “B” hereto. Landlord will provide Tenant with written notice of the completion of Landlord’s Work, and Tenant shall thereupon enter the Premises and complete all work required for it to open its business to the public as quickly as possible, but in any event not later than sixty (60) days after completion of Landlord’s Work. Landlord anticipates that it will complete Landlord’s Work on or before September 1, 2006. With Landlord’s consent, and so long as it will not interfere with the completion of Landlord’s Work, Tenant’s contractors shall be entitled to work alongside Landlord’s contractors in the Premises. Except for Landlord’s obligation to perform Landlord’s Work, Tenant, by accepting possession of the Premises shall have examined and accepted the Premises in their "as- is" condition, and no representations or warranties concerning the condition of the Premises have been made by Landlord

(b) Tenant shall have the right, at its sole expense, and in accordance with the procedures set forth in Section 12, to make non-structural changes, modifications and improvements to the interior of the Premises, with the written consent of the Landlord, which consent shall not be unreasonably withheld, in order to obtain the consent of Landlord, Tenant shall deliver to Landlord plans and specifications for any work which it wishes to perform in the Premises.

(c) Any approval by Landlord or Landlord's architects and/or engineers of any of Tenant's drawings, plans and specifications which are prepared in connection with any construction of improvements or alterations in the Premises shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications or the improvements to which they relate, for any use, purpose, or condition but such approval shall merely be the consent of Landlord as may be required hereunder in connection with Tenant's construction of improvements in the Premises in accordance with such drawings, plans and specifications under the terms of this Lease.

8. TENANT ASSESSMENTS. USE AND OCCUPANCY TAXES.

(a) Tenant shall pay any and all taxes, assessments, impositions, excises, fees and other charges levied, assessed or imposed by governmental or quasi-governmental authority upon Tenant or its business operation, or based upon the use or occupancy of the Premises, or upon Tenant's leasehold interest, trade fixtures, furnishings, equipment, leasehold improvements, alterations, changes and additions, merchandise and personal property of any kind owned, installed or used by Tenant in or from the Premises. Tenant shall also pay when due, any sales or use tax, or other similar tax assessed or levied against this Lease or the rent payable hereunder. Should any tax or charge referred to in this subsection be collected by Landlord on behalf of such taxing authority, then such tax or charge shall be paid by Tenant to Landlord monthly as additional rent upon notice from Landlord. If any gross receipts tax shall be payable by Landlord, Tenant shall pay the portion thereof attributable to landlord's receipts from this Lease. Tenant shall pay any tax or charge covered by this subsection within thirty (30) days after receipt of each bill therefore.

(b)	Tenant shall also pay to Landlord, upon invoice, any Use and Occupancy tax (or similar tax) based upon Tenant's occupancy of the Premises.
(c)
Notwithstanding anything to the contrary contained herein, Tenant shall have the right to contest any Use and Occupancy tax (or similar tax) provided that Tenant complies with the applicable laws and regulations permitting such contestation.

9. UTILITIES AND SERVICES
(a) Tenant shall connect to, and become a direct customer of the local utility, for any utility services provided to the Premises. Tenant shall pay, on or before the due date, all charges imposed by such utility.

(b) (i) At Landlord's sole option, it may provide any utility service directly to Tenant, and charge Tenant for the costs of such service at a rate no greater than that which Tenant would pay if it were a direct customer of such utility. In such event, such sum shall be due and payable as additional rent hereunder.

(ii) Tenant's usage of any utility shall be measured either by separate meter, or, if no separate meter is available, by an alternative means determined by Landlord. The cost of any meter(s) as well as the cost of installation and repair and replacement of any meter(s) shall be borne by Tenant which shall reimburse Landlord for the cost thereof within thirty days after receipt of written demand therefor.

(c) Landlord reserves the right to stop the supply of water, sewage, electrical current, parking, and other services, without thereby incurring any liability to Tenant, when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the judgment of Landlord desirable or necessary, or when prevented from supplying such services by strikes, lockouts, difficulty of obtaining materials, accidents or any other cause beyond Landlord's control, or by laws, orders or inability by exercise of reasonable diligence to obtain electricity, water, steam, coal, oil or other suitable fuel or power. No diminution or abatement of Rent or other compensation shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, any such interruption, curtailment or suspension. However, if such interruption, curtailment or suspension continues for either three consecutive days or any ten days within a thirty-day period, Tenant’s Rent shall abate.

10.  TAXES AND OPERATING COSTS

(a) Tenant shall pay, as additional rent hereunder, an amount equal to its Expense Percentage of Taxes and Operating Costs incurred in connection with the ownership and operation of the Center.

The Tenant’s Expense Percentage is determined by dividing the gross rentable area of the Premises by the gross rentable area of the Center (exclusive of any basement space or the Office Space as defined below).

The “Office Space” is the area located on the second floor of the East Building of the Center. At such time as any of the Office Space is leased, it shall be included and shall remain in the gross rentable area of the Center, and Tenant’s Expense Percentage shall be reduced accordingly throughout the term of this Lease. .

(b) Taxes shall include all real estate and other ad valorem taxes and other assessments, impositions, excises and other governmental or quasi-governmental charges of every kind and nature (including but not limited to general and special assessments, sewer and fire district assessments, foreseen as well as unforeseen) with respect to the Center and all improvements thereon or any part thereof. Taxes shall also include Landlord's costs and expenses (including statutory interest if any) in obtaining or attempting to obtain any refund, reduction or deferral of Taxes.

(c) Operating Costs shall refer to all costs and expenses incurred by Landlord in connection with the operation, management, maintenance, repair, replacement and cleaning of the Center and any signs or other improvements serving or related to the Center including, without limitation, the following:

(i) The cost of fire, casualty, liability and other insurance carried by Landlord;

(ii) The cost of electricity, steam, fuel, gas, heating, ventilating and air-conditioning, water and sewer services, but excluding the cost of all such items (A) which is included in the charges paid by Tenant under this Lease or (B) which is separately charged to and paid for by other tenants or occupants of the Center;

(iii) The cost of all repairs, maintenance, services and replacement of plumbing, heating, air-conditioning, ventilating, and electrical equipment and systems; the cost of all repairs, maintenance and replacements of utility systems; the cost of repair, maintenance and replacements to the roofs or exteriors; the cost of repair, maintenance and replacement of lobbies, corridors, rest rooms, stairways and other common areas; the cost of landscaping, repair, maintenance and replacement of the paved areas, signs and sidewalks or other common areas; the cost of repair, maintenance and replacements required in order to comply with any federal, state or local law, rule or regulation;

(iv) The cost of trash removal, uniforms, paper goods, window cleaning, janitorial services and snow removal and the cost of all labor, materials, equipment and supplies;

(v) All payroll, wages, and salaries of all staff persons and other persons engaged in maintenance, repair, replacement and/or operation, including, without limiting the generality of the foregoing, all state and federal taxes, workmen's compensation insurance, unemployment taxes, FICA and employee pension and benefit programs;

(vi) All management fees of persons and firms engaged in management, maintenance or operation;

(vii) All costs of providing security (if any, as determined by Landlord);

(viii) All other costs and expenses of any kind or nature which would be considered as costs or expenses of maintenance, operations, management, repair or replacement; and,

(ix) Landlord's supervisory charge in an amount equal to fifteen percent (15%) of the foregoing costs and expenses.

(d) Any capital expenditures included in Operating Costs shall be amortized over the anticipated life of such improvements as determined by Landlord=s accountants. Notwithstanding anything herein to the contrary, in calculating its Operating Costs, Landlord may utilize reasonable estimates of such costs, with estimates and payments thereon being subject to adjustments in future billings to Tenant based upon Landlord's actual costs.

(e) Despite anything in the definition of Operating Expenses to the contrary, Operating Expenses will not include:

(i) Any ground lease rental;
(ii) Costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles (“Capital Items”) except as provided in subsection (d) above;
(iii) Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a Capital Item that is specifically excluded in (ii) Center;
(iv) Costs incurred by Landlord for the repair of damage to the Center, to the extent that Landlord is reimbursed by insurance proceeds, and costs of all capital repairs, regardless of whether such repairs are covered by insurance;
(v) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant or other occupants’ improvements in the Center or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Center;
(vi) Depreciation, amortization and interest payments, except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item will be amortized over its reasonably anticipated useful life;
(vii) Marketing costs, including without limitation, leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease or assignment negotiations, and transactions with present or prospective tenants or other occupants of the Center;
(viii) Expenses in connection with services or other benefits that are not offered to Tenant or for which Tenant is charged for directly but that are provided to another tenant or occupant of the Center at a lesser cost;

(ix) Costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Center;
(x) Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and services in or to the Center to the extent the same exceeds the costs of such goods and services rendered by unaffiliated third parties on a competitive basis;
(xi) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Center or the site (except as permitted in (ii));
(xii) Landlord’s general corporate overhead and general and administrative expenses;
(xiii) Advertising and promotional expenditures, and costs of signs in or on the Center identifying the owner of the Center or other tenants’ signs;
(xiv) Costs incurred in connection with upgrading the Center to comply with life, fire and safety codes, ordinances, statutes or other laws in effect prior to the Commencement Date including, without limitation, the ADA, including penalties or damages incurred due to non-compliance;
(xv) Tax penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments or to file any tax or informational returns when due;
(xvi) Costs for which Landlord has been compensated by a management fee, and any management fees in excess of those management fees that are normally and customarily charged by landlords of comparable buildings;
(xvii) Costs arising from the negligence or fault of other tenants or Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents including, without limitation, the selection of Center materials;
(xviii)   Despite any contrary provision of the Lease including without limitation, any provision relating to capital expenditures, any and all costs arising from the presence of hazardous materials or substances (as defined by applicable laws in effect on the date this Lease is executed) in or about the Premises or the Center including, without limitation, hazardous substances or the ground water or soil, not placed in the Premises or the Center by Tenant;
(xix) Costs arising from Landlord’s charitable or political contributions;
(xx) Costs arising from latent defects in the base, shell or core of the Center or improvements installed by Landlord or repair to them;
(xxi) Costs for sculpture, paintings or other objects of art;
(xxii) Costs (including all attorneys’ fees and costs of settlement judgments and payments) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Landlord or the Center;
(xxiii) Costs associated with the operation of the business of the partnership or entity that constitutes Landlord as the same are distinguished from the costs of operation of the Center, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Center, costs of any disputes between Landlord and its employee (if any) not engaged in Center operation, disputes of Landlord with Center management, or outside fees paid in connection with disputes with other tenants;

(xxiv) Cost of any “tap fees” or any sewer or water connection fees for the benefit of any particular tenant in the Center;
(xxv) Costs incurred in connection with any environmental clean-up, response action, or remediation on, in, under or about the Premises or the Center including, but not limited to, costs and expenses associated with the defense, administration, settlement, monitoring or management of them;
(xxvi) Any entertainment, dining or travel expenses for any purpose;
(xxvii) Any flowers, balloons, or other gifts provided to any entity including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;
(xxviii) Any “above-standard” cleaning including, but not limited to, construction cleanup or special cleanings associated with parties or events and specific tenant requirements in excess of service provided to Tenant, including related trash collection, removal, hauling and dumping;
(xxix) The cost of any magazine, newspaper, trade or other subscriptions;
(xxx) The cost of any training or incentive programs, other than for tenant life safety information services;
(xxxi) The cost of any “tenant relations” parties, events or promotion not consented to by an authorized representative of Tenant in writing;
(xxxii) “In-house” legal and accounting fees; and

(e) Operating Expenses will be reduced by all cash discounts, trade discounts, or quantity discounts received by Landlord or Landlord’s managing agent in the purchase of any goods, utilities, or services in connection with the operation of the Center

(f) If any facilities, services or utilities used in connection with the Center are provided from another building owned or operated by Landlord or vice versa, the costs incurred by Landlord in connection with them will be allocated to Operating Expenses by Landlord on an equitable basis.

(g) In determining Operating Costs for any year, if less than one hundred percent (100%) of the Center=s rentable area shall have been occupied by tenants at any time during such year, Operating Costs shall be deemed for such year to be an amount equal to the like expenses which Landlord reasonably determines would normally be incurred had such occupancy been one hundred percent (100%) throughout such year.

(h) Payments on account of Tenant's share of Taxes and Operating Costs shall be paid by Tenant in equal monthly (or other periodic) installments in advance in such amounts as are estimated and billed by Landlord based upon the total Taxes and Operating Costs estimated to be payable in each year. Landlord may revise its estimates and may adjust such monthly payment at the end of any calendar month. The first (1st) such installment shall be due and payable on the Rent Commencement Date (prorated for the remaining number of days in the calendar year) and subsequent installments shall thereafter be due and payable at the beginning of each ensuing calendar month during the term.

(i) Within one hundred twenty (120) days, or a reasonable time thereafter, following the end of each calendar year in the term hereof, Landlord shall deliver to Tenant a statement of all Taxes and Operating Costs paid or payable by Landlord for such year. If the total of Tenant's monthly remittances is less than or greater than the Tenant's share of Taxes and Operating Costs for the preceding calendar year, the amount of any excess shall be credited to Tenant's next payments due on account of Taxes and Operating Costs. The amount of any deficiency shall be paid by Tenant to Landlord within thirty (30) days of the mailing of the statement.

(j) If the term of this Lease shall commence or terminate during any calendar year, Tenant shall be liable only for that portion of Taxes and Operating Costs for such year represented by a fraction, the numerator of which is the number of days of the term which fall within the said year and the denominator of which is Three Hundred Sixty Five (365).

11. FIXTURES, EQUIPMENT AND APPURTENANCES

All fixtures, equipment, improvements and appurtenances attached to or built into the Premises prior to or during the term of this Lease, whether by Landlord at its expense or at the expense of Tenant or by Tenant, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the term unless otherwise expressly provided in this Lease. All electrical, telephone, communication, radio, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, ventilating, silencing, air-conditioning and cooling equipment, shall be deemed to be included in such fixtures, equipment and improvements and appurtenances, whether or not attached to or built into the Premises. Where not built into the Premises, and if furnished and installed by and at the sole expense of Tenant, all removable electrical fixtures, carpets, drinking or tap water facilities, furniture, or trade fixtures or business equipment shall not be deemed to be included in such fixtures, equipment, improvements and appurtenances and may be, and upon the request of Landlord shall be, removed by Tenant upon the condition that such removal shall not materially damage the Premises or the Center and that the cost of repairing any damage to the Premises or the Center arising from such removal shall be paid by Tenant; provided, however, that any of such items for which Landlord shall have granted any allowance or credit to Tenant, shall be deemed not to have been furnished and installed in the Premises by or at the sole expense of Tenant. If this Lease shall be terminated by reason of Tenant's breach or default, then notwithstanding anything to the contrary in this Lease contained, Landlord shall have a lien against all Tenant's property in the Premises at the time of such termination to secure Landlord's rights under Section 26 hereof. Notwithstanding anything to the contrary contained herein, if there is then no Event of Default, Tenant may remove from the Premises any trade fixtures, equipment, and movable furniture placed in the Premises by Tenant, whether or not the trade fixtures or equipment are fastened to the Premises. Tenant will not remove any trade fixtures or equipment without Landlord's prior written consent if the trade fixtures or equipment are used in the operation of the Center or if the removal of the fixtures or equipment will impair the structure of the Center. Whether or not there is then an Event of Default, Tenant will remove the alterations, additions, improvements, trade fixtures, equipment, and furniture as Landlord has requested in accordance with Section 12 below. Tenant will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions, and improvements. All trade fixtures, equipment, furniture, alterations, additions, improvements and other personal property not removed will conclusively be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or to any other person and without obligation to account for them. Tenant will pay Landlord all expenses incurred in connection with Landlord's disposition of such property, including without limitation the cost of repairing any damage to the Center or the Premises caused by removal of such property, and will hold Landlord harmless from loss, liability, or expense arising from the claims of third parties such as lenders whose loans are secured by such property.

12.  ALTERATIONS AND IMPROVEMENTS BY TENANT

(a) Tenant shall make no alterations, decorations, installations, removals, additions or improvements in or to the Premises after the commencement of the term without Landlord's prior written consent which consent shall not be unreasonably withheld and then only by contractors or mechanics approved by Landlord. Any contractors selected by Tenant shall be required to work in harmony with Landlord’s contractors and sub-contractors. No installation or work shall be undertaken or begun by Tenant until Landlord has approved written plans and specifications therefor; and no amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord. Any such work, alterations or decorations, installations, removals, additions and improvements shall be done at Tenant's sole expense and at such time and in such manner as Landlord may from time to time designate. If Tenant shall make any alterations, decorations, installations, or removals, additions or improvements, then Landlord may elect to require Tenant at the expiration of this Lease to restore the Premises to substantially the same condition as existed at the commencement of the term hereof.

(b) Any approval by Landlord or Landlord's architects and/or engineers of any of Tenant's drawings, plans and specifications which are prepared in connection with any improvements or alterations in the Premises shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications or the improvements to which they relate, for any use, purpose, or condition but such approval shall merely be the consent of Landlord as may be required hereunder in connection with Tenant's construction of improvements in the Premises in accordance with such drawings, plans and specifications under the terms of this Lease.

(c) Prior to any work being performed by Tenant pursuant to this Section 12, Tenant shall cause all contractors and subcontractors performing such work to file a waiver of mechanics' liens in the appropriate filing office for the county in which the Center is located.

(d) In the event any lien shall at any time be filed against the Premises or against any part of the Center by reason of work, labor, or services performed or alleged to have been performed, or materials furnished or alleged to have been furnished by for or to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien forthwith to be so discharged or bonded after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord and all costs and expenses, including reasonable attorney's fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable by Tenant to Landlord as additional rent on the first day of the next following month.

13. SIGNS AND ADVERTISING

Tenant will not place or suffer to be placed or maintained on the exterior of the Premises or the Center any sign, advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on any door or window of the Premises without first obtaining Landlord's written approval thereof which approval shall not be unreasonably withheld. Tenant further agrees to maintain such sign, decoration, lettering, advertising matter or other thing as may be approved in good condition and repair at all times. Tenant shall have the right to a sign on the Center pylon in space equal to that provided to other tenants other than Major Tenants (defined as tenants whose leased premises consists of 15,000 or more square feet).

14. REPAIRS BY LANDLORD; INSPECTION

(a) Landlord shall (i) keep the structure and exterior of the buildings located in the Center, as well as the plumbing, electrical, heating, ventilating and air -conditioning systems and the service lines furnished by Landlord to the common areas of the Center in serviceable condition and repair; (ii) keep the common areas of the Center and all other means of ingress and egress for the Premises and all public portions of the Center in serviceable condition and repair and in a reasonably clean and safe condition: (iii) comply with the applicable governmental rules, regulations, laws and ordinances affecting the Center (other than the individual premises leased by tenants of the Center), and (iv) maintain, clean and plow the roads, sidewalks and parking areas located on the Center. Landlord reserves the right to interrupt, curtail, stop and suspend the furnishing of any parking services and the operation of the plumbing, electrical, heating, ventilating and air-conditioning systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements which may become necessary or when it cannot secure supplies or labor, or by reason of any other cause beyond its control, without liability therefor or any abatement of rent being due thereby. The obligations of Landlord contained in this Section 14 (a) shall be performed at the expense of Landlord (subject to reimbursement by tenants as provided elsewhere in this Lease), except to the extent that any such obligation arises from the negligence or wrongful act or failure to act of Tenant, its officers, agents, employees, contractors or sub-contractors, or from any act or failure to act of Tenant, which is contrary to the terms and provisions of this Lease, in either of which case, Tenant shall bear the expense of the performance of such obligation by Landlord.

(b) Landlord, its agents, employees and contractors shall have the right to enter the Premises at all reasonable times for the purpose of making inspections or to install, maintain, repair or replace electrical, mechanical, plumbing, heating, ventilating and air-conditioning equipment and installations serving the common areas of the Center. Except in case of emergency, Landlord agrees that, to the extent reasonably possible, such inspections, installations, maintenance, repairs or replacements shall be made at such times in such a manner as not to unreasonably disrupt Tenant's normal business operations.

15. REPAIRS BY TENANT

(a) Tenant shall be responsible for all repairs or replacements required to be made to the Premises, including without limitation, HVAC, other utility systems and sprinklers, except and solely to the extent such repairs or replacements are expressly made Landlord's responsibility pursuant to either Section 14 above, or Section 19 below. Without limiting the foregoing Tenant shall keep the Premises clean and neat and in good order, making all necessary replacements and/or repairs and will surrender the Premises in as good condition as when received, excepting depreciation caused by damage by fire, unavoidable accident or act of God. Tenant will keep the inside and outside of all glass in the doors and windows of the Premises clean and will replace any cracked or broken glass with glass of the same kind, size and quality, will maintain the Premises at its own expense in a sanitary condition and free of insects, rodents, vermin and other pests; will not burn or permit undue accumulation of garbage, trash or refuse and will remove the same from the Premises to compactors or other receptacles, and will keep such refuse in proper containers in the interior of the Premises until removed at Tenant=s sole cost and expense. Tenant shall not overload the electrical wiring within the Premises or serving the Premises and will install, at its own expense, but only after obtaining Landlord's written approval, any additional electrical wiring which may be required in connection with Tenant's apparatus.

(b) Tenant shall not place a load upon the floor of the Premises exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Machines, fixtures and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient to absorb and prevent vibration, noise and annoyance. Any moving of such equipment shall be at the sole risk and hazard of Tenant and Tenant will indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

(c) Tenant will maintain, repair and if necessary replace any HVAC unit solely serving the Premises. Tenant shall also maintain at all times a preventive maintenance contract for such unit at Tenant's sole expense.

16. INSURANCE

Tenant will keep in force at its expense as long as this Lease remains in effect and during such other time as Tenant occupies the Premises or any part thereof comprehensive general liability insurance including broad form endorsement, with respect to the Premises with a $1,000,000.00 combined single limit; and "all risk" insurance on Tenant's personal property, including trade fixtures, floor coverings, furniture, stock in trade, and other property removable by Tenant. Tenant will further deposit the policy or policies of such insurance or certificates thereof with Landlord, which policies shall name Landlord. its managing agent, lender and/or its or their designee(s) as additional named insured, and shall also contain a provision stating that such policy or policies shall not be canceled except after ten (10) days' written notice to Landlord. All such insurance shall be in companies and in form acceptable to Landlord. If the nature of Tenant's business is such as to place all or any of its employees under the coverage of local workmen's compensation or similar statutes, Tenant shall also keep in force, at its expense, so long as this Lease remains in effect and during such other times as Tenant occupies the Premises or any part thereof, workmen's compensation or similar insurance affording statutory coverage and containing statutory limits. If Tenant shall not comply with its covenants made in this Section 16, Landlord may cause insurance as aforesaid to be issued, and in such event Tenant agrees to pay, as additional rent, the premium for such insurance upon Landlord's demand.

17. INDEMNITY BY LANDLORD AND TENANT; EXONERATION

(a) Tenant will indemnify Landlord and save Landlord harmless from and against any and all claims, actions, damages, liability and expense, including attorney's fees and other professional fees connection with loss of life, personal injury and/or damage to property arising from or out of the occupancy or use by Tenant of the Premises or any part thereof or any other part of the Center occasioned wholly or in part by any act or omission of Tenant, its officers, employees, agents or contractors.

(b) To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises and such other portions of the Center as Tenant is permitted to use at Tenant's own risk; and Landlord shall have no responsibility for any injury to persons, or loss of or damage to property, sustained or occurring in or on the Premises, or occurring elsewhere (other than in the Premises) in or about the Center; and in particular, not limiting the generality of the foregoing, Landlord shall have no responsibility for injury to persons for loss of, or damage to, property sustained or occurring on or about the stairways, public corridors, sidewalks, parking areas, roads or other appurtenances and facilities used in connection with the Center or the Premises arising out of the use or occupancy of the Center or the Premises by Tenant, or by any person claiming by, through or under Tenant, on account or based upon the act, omission, fault, negligence or misconduct of any person or persons other than Landlord and those for whose conduct Landlord is legally responsible.

(c) Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain or snow or leaks from any part of the Center or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or caused by dampness or by any other cause of whatever nature, unless caused by or due to the negligence of Landlord, its officers, employees, agents or contractors, and then only after (i) notice to Landlord of the conditions claimed to constitute negligence and (ii) the expiration of a reasonable time after such notice has been received by Landlord without such conditions having been cured or corrected, and in no event shall Landlord or its agent be liable for any such damage caused by other tenants or persons in the Center or caused by operations in construc-tion of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Center.

(d) It is the intention of the parties that the provisions of this Section 17 shall require Tenant to indemnify and hold Landlord harmless with regard to acts, including negligence of Tenant, which result in harm to any employee of Tenant. This provision shall be deemed to fulfil the requirements requiring or permitting contribution or indemnity as set forth in Section 481 (b) of the Pennsylvania Workman's Compensation Act, or any successor statute.

(e)  Landlord will indemnify Tenant, its officers, directors, members, shareholders, partners, lenders, agents, and employees against, and hold them harmless from, any and all demands, claims, causes of action, fines, penalties, damages (including without limitation consequential damages), losses, liabilities, judgments, and expenses (including without limitation attorneys’ fees and court costs) arising in the Common Areas.

18. INCREASE IN INSURANCE PREMIUMS; WAIVER OF SUBROGATION

(a) Tenant will not do or suffer to be done or keep or suffer to be kept, anything in, upon or about the Premises which will contravene Landlord's policies insuring against loss or damage by fire or other hazards (including, without limitation, public liability) or which will prevent Landlord from procuring such policies in companies acceptable to Landlord. If anything done, omitted to be done or suffered by Tenant to be kept, in, upon or about the Premises shall cause the rate of fire or other insurance on the Premises or on other property of Landlord or of others in the Center to be increased beyond the minimum rate from time to time applicable to the Premises, or to any such property for the use or uses made thereof, Tenant shall pay, as additional rent, the amount of any such increase upon Landlord's demand.

(b) Landlord shall cause each insurance policy carried by it insuring the Center against loss by fire or any of the casualties covered by standard extended coverage to be written in such a manner as to provide that the insurer waives all right of recovery by way of subrogation against Tenant in connection with any loss or damage covered by the policy. Tenant will cause each insurance policy carried by it insuring the Premises as well as the contents thereof, including trade fixtures and personal property, against loss by fire or any of the casualties covered by standard extended coverage to be written in such a manner as to provide that the insurer waives all right of recovery by way of subrogation against Landlord in connection with any loss or damage covered by the policy. Neither party hereto shall be liable to the other for any loss or damage caused by fire or any of the casualties covered by standard extended coverage, which loss or damage is covered by the insurance policies maintained by the other party, provided that such policies are not invalidated by such waiver; and, provided, further, that if either party shall be unable to obtain the waiver of subrogation required by this Section without additional premiums therefor, then unless the party claiming the benefit of such waiver shall agree to pay such party for the cost of such additional premium within thirty (30) days after notice of the statement setting forth such requirement and the amount of additional premium, such waiver shall be of no force and effect between such party and the claiming party. It is agreed that should either party fail to procure such waiver, if available without additional cost (or if available at additional cost and the other party has agreed to pay such additional premium), it will pay to the other in liquidated damages all monies to which any subrogor hereunder becomes entitled and the cost of reasonable legal defense of any claims for subrogating.

19. FIRE OR OTHER CASUALTY

(a) If the Premises or any part thereof shall be damaged by fire or other casualty insured by Landlord and Tenant shall have given prompt written notice thereof to Landlord, Landlord shall (subject to the subsections 19 (b) or (c) hereof) proceed with reasonable diligence to repair or cause to be repaired such damage (but in no event shall Landlord be obligated to expend an amount in excess of the net proceeds of insurance made available) and if the Premises, or any part thereof, shall be rendered untenantable by reason of such damage, and such damage shall not be due to the fault of Tenant, its agents, contractors, employees, guests, invitees or licensees, the Annual Basic Rental, or an amount thereof apportioned according to the number of square feet of floor space of the Premises so rendered untenantable (if less than the entire Premises shall be so rendered untenantable), shall be abated for the period from the date of such damage to the date when the damage shall have been repaired as aforesaid; provided, however, that if Landlord shall make available to Tenant during the period of repair, other space in the Center reasonably suitable for the temporary carrying on of Tenant's business, there shall be no such abatement of Annual Basic Rental. If Landlord or any mortgagee of the Center shall be unable to collect the insurance proceeds (including rent insurance proceeds) applicable to such damage because of some action or inaction on the part of Tenant, or the agents, contractors, employees, guests, invitees or licensees of Tenant, the cost of repairing such damage shall be paid by Tenant and there shall be no abatement of rent.

(b) Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage from fire or other casualty or the repair thereof. Tenant understands that Landlord will not carry insurance of any kind on Tenant's improvements, alterations, stock in trade, furniture or furnishings or on any fixtures or equipment removable by Tenant under the provisions of this Lease, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

(c) Notwithstanding subparagraphs (a) and (b) of this Section 19, if:

(i) the Center shall be so damaged by such fire or other casualty that substantial alteration or reconstruction of the Center shall, in Landlord's opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), or

(ii) the Premises are totally or substantially damaged or rendered wholly or substantially untenantable, or

(iii) the Premises shall be damaged in whole or in part by such fire or other casualty during the last one year of the term or any extension thereof which has been exercised prior to the date of such casualty, or

(iv) the proceeds of insurance made available to Landlord are insufficient to pay for the costs of repairing the damage, and Landlord elects not to repair such damage,

then and in any such event, Landlord may, at its option, by giving written notice to Tenant within forty-five (45) days after the date of such damage, terminate this Lease and Tenant's estate hereunder, as of the date of such termination specified in such notice. The effect of such termination shall be the same as if the date specified in the notice were the date hereinbefore set for the end of the Term and the Annual Basic Rental and additional rental hereunder shall be apportioned as of such date.

(d) Notwithstanding anything contained herein to the contrary the Rent will be abated proportionately during any period in which, by reason of any damage or destruction not occasioned by the negligence or willful misconduct of Tenant or Tenant's employees or invitees, there is a substantial interference with the operation of the business of Tenant. The abatement will be proportional to the area of the Premises that Tenant may be required to discontinue for the conduct of its business. The abatement will continue for the period commencing with the destruction or damage and ending with the completion by the Landlord of the work, repair, or reconstruction that Landlord is obligated to do.

20. CONDEMNATION

(a) If the whole or any part of the Premises shall be taken under the power of eminent domain, this Lease shall terminate as to the part so taken on the date Tenant is required to yield possession thereof to the condemning authority. Landlord shall make such repairs and alterations as may be necessary in order to restore the part not taken to useful condition and the Annual Basic Rental shall be reduced proportionately as to the portion of the Premises so taken. If the portion of the Premises so taken renders the balance of the Premises untenantable, taking into account the nature of Tenant's business, either party may terminate this Lease as of the date when Tenant is required to yield possession. If twenty-five percent (25%) or more of the total rentable floor area of the Center or the parking areas located in the Center are taken as aforesaid, then Landlord may terminate this Lease as of the date of the taking. All compensation awarded for any taking of the leasehold and/or the improvements thereon shall belong to and be the property of Landlord; provided, however, that nothing contained herein shall prevent Tenant from applying for reimbursement from the condemning authority (if permitted by law) for moving expenses, or removal of Tenant's furniture, business equipment and such fixtures as Tenant is permitted to remove hereunder, but if and only if such action shall not reduce the amount of compensation otherwise recoverable by Landlord from the condemning authority.

(b) Notwithstanding anything to the contrary contained herein, Tenant will have the right to claim and recover from the taking authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of
(i) any and all costs or loss (including loss of business) that Tenant incurs in removing Tenant's merchandise, furniture, fixtures, leasehold improvements, and equipment to a new location,
(ii) the taking of personal property and fixtures owned by Tenant,
(iii) the unamortized portion of any real property improvements made to the Premises by Tenant at Tenant's sole cost and expense,
(iv) any loss of goodwill, and
(v) the value of Tenant's leasehold estate.

21. MARKETING FUND AND PROMOTION OF CENTER

Landlord has established or may establish an advertising and promotional service (herein the "Marketing Service") to furnish and maintain advertising and sales promotions which, in Landlord's judgment, will benefit the Center. Landlord has established, or may establish, a fund (the "Marketing Service Fund") to be used by Landlord to pay all costs and expenses of the Marketing Service (including administrative costs and insurance). In such event, Tenant shall pay each month, as additional rent, and as its contribution to the Marketing Service Fund, an amount established by Landlord, which shall not be in excess of ten percent (2%) of the Annual Basic Rental payable by Tenant for such month.

22. ASSIGNMENT, MORTGAGING AND SUBLETTING

(a) Tenant covenants and agrees that neither this Lease nor the terms and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, and that neither the Premises, or any part thereof, will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or permitted to be used or occupied by anyone other than Tenant, or for any purpose other than as stated in the Fundamental Lease Provisions hereof, or be sublet, or offered or advertised for subletting, without the prior written consent of Landlord in every case, which consent shall not be unreasonably withheld. Tenant shall be responsible for all costs incurred by Landlord in considering and documenting any requested assignment or sublease, as well as Landlord's legal fees not to exceed $1,000. Consent by Landlord to any assignment, mortgaging or subletting shall not constitute a waiver of the necessity for such consent for any subsequent assignment, mortgaging or subletting. This prohibition includes any assignment, encumbrancing or subletting which would otherwise occur by operation of law, merger, consolida-tion, reorganization, transfer or other change of Tenant's corporate or proprietary structure, stock or equity. However, notwithstanding anything to the contrary contained herein, Tenant may encumber, assign, sell or otherwise convey up to 50 percent of Tenant’s stock or equity without being required to obtain written consent from Landlord.

(b) No assignment, subletting or licensing shall affect or reduce the liability of Tenant for the performance of the terms and provisions hereof.

(c) Tenant agrees that if a sublease is secured on the Premises and the rental rate under such sublease is greater than the rental rate hereunder, or if this Lease shall be assigned, and Tenant shall receive consideration in exchange for such assignment, Landlord shall receive fifty percent (50%) of this increased rental or consideration. If a sublease or assignment is executed, then any options to extend this Lease shall be voided, unless Landlord, in its sole discretion, shall agree to the contrary.

(d) In addition to Landlord=s right to approve or disapprove a proposed sublease or assignment, as hereinbefore set forth, Landlord shall have the right, to be exercised by giving notice to Tenant within thirty (30) days after receipt of Tenant=s notice as aforesaid, to recapture the Premises, or portion thereof, described in the proposed sublease or assignment. If notice of recapture is given, it shall serve to cancel and terminate this Lease with respect to the proposed sublease space, or, in the case of a proposed assignment, it shall serve to cancel and terminate the entire Term of this Lease, in either case as of the proposed effective date of any assignment or sublet and as fully and completely as if that date had been definitely fixed as the expiration of the Term of this Lease; provided, however, that no termination of this Lease with respect to all or part of the Premises shall become effective without the prior written consent, where necessary, of the holder of each mortgage to which this Lease is then subject. If this Lease be cancelled pursuant to the terms hereof with respect to less than the entire Premises, the Rent shall be adjusted on the basis of the proportion of the gross rentable square footage retained by Tenant to the gross rentable square footage originally demised and the lease so amended shall continue thereafter in full force and effect. The failure of Landlord to exercise its right of recapture shall not be construed in any manner to be an approval of Tenant=s request to assign or sublet, such approval to be effective only if given in writing by Landlord to Tenant.

23. PERFORMANCE BY TENANT

(a) Tenant covenants and agrees to perform all obligations herein expressed on its part to be performed or observed by it. If Landlord should send notice specifying action desired by Landlord in connection with any such obligations, Tenant agrees to promptly comply with the terms of such notice. If Tenant shall not commence and proceed diligently to comply with such notice to the satisfaction of Landlord within five (5) days after delivery thereof, Landlord may, in addition to any rights or remedies provided hereunder or at law, enter upon the Premises without terminating this Lease and do the things specified in said notice. Landlord shall have no liability to Tenant for any loss or damages resulting in any way from such action by Landlord, and Tenant agrees to pay promptly upon demand any expense incurred by Landlord in taking such action.

(b) Notwithstanding anything in this Lease to the contrary, Landlord shall have the right to immediately enter the Premises to correct any situation which, in the sole discretion of Landlord, is deemed to be of an emergency nature. Landlord shall have no liability to Tenant for any loss or damages resulting in any way from such action by Landlord, and Tenant agrees to pay promptly upon demand any expense incurred by Landlord in taking such action. Tenant will provide Landlord with a key to allow entry to the Premises for this purpose.

24. BANKRUPTCY

If any sale of Tenant's interest in the Premises created by this Lease shall be made under execution or similar legal process, or if a voluntary or involuntary petition or answer proposing the adjudication of Tenant as a bankrupt or the reorganization of Tenant pursuant to the Federal Bankruptcy Act or any similar Federal or State proceeding is filed against Tenant and such petition or answer is not discharged or denied within thirty (30) days of the date of the filing thereof; or if Tenant shall be adjudicated a bankrupt or insolvent and such adjudication is not vacated within ten (10) days; or if a receiver or trustee shall be appointed for its business or property and such appointment shall not be vacated within ten (10) days; or if a corporate reorganization of Tenant or any arrangement with its creditors shall be approved by a court under the Federal Bankruptcy Act or any state bankruptcy law; or if Tenant shall make an assignment for the benefit of creditors; or if in any other manner Tenant's interest under this Lease shall pass to another by operation of law, Tenant shall be deemed to have breached a material covenant and Landlord may re-enter the Premises and/or declare this Lease and the tenancy hereby created terminated. Notwithstanding such termination, Tenant shall remain liable for all rent and damages which may be due at the time of such termination and shall be liable for the damages set forth in Section 26.

25. HAZARDOUS MATERIALS

(a) Tenant shall not cause to brought upon the Premises any (i) hazardous substance, pollutant or contaminant (as defined in Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. S9601, as amended by the Superfund Amendments and Re-authorization Act of 1986 (Pub. L.No. 99-499, 100 Stat. 1613 (1986) (SARA) or 40 CFR Part 261, whichever is applicable), or (ii) hazardous waste, residual waste or solid waste, as those terms are defined in Section 103 of the Pennsylvania Solid Waste Management Act, 35 P.S. S6018.103 and/or 25 PA Code SS75.260 and 75.261 and/or Hazardous Sites Cleanup Act, 35 P.S. S6020.101 et seq.

(b) If Tenant shall violate the foregoing covenant, and Landlord is thereafter identified in any litigation, administrative proceedings or investigation as a responsible party for any liability under the above referenced laws, Tenant shall indemnify and agrees to hold Landlord harmless from and against all loss, liability, damage, expense and costs arising out of Tenant's breach of the representations and covenants of this Section 25. The foregoing indemnification shall survive the expiration or termination of this Lease.

26. DEFAULT; REMEDIES

(a) Defaults. Subject to the provisions contained in subsection 26 (c) below, if any of the following shall occur:

(i) Tenant does not pay in full when due any installment of Annual Basic Rent, additional rent or any other charge or payment whether or not herein included as rent,

(ii) Tenant violates or fails to perform or otherwise breaks any covenant, agreement or condition herein contained or any other obligation of Tenant to Landlord,

(iii) Tenant does not occupy the Premises within sixty (60) days after the Rent Commencement Date,

(iv) Tenant removes or attempts to remove Tenant's property from the Premises other than in the ordinary course of business without having first paid to Landlord in full all rent and any other charges that may have become due;

(v) Tenant or any guarantor of Tenant hereunder becomes the subject of commencement of an involuntary case under the federal bankruptcy law as now or hereafter constituted, or there is filed a petition against Tenant or any guarantor of Tenant hereunder seeking reorganization, arrangement, adjustment or composition of or in respect of Tenant or any guarantor of Tenant hereunder under the federal bankruptcy law as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or seeking the appointment of a receiver, liquidator or assignee, custodian, trustee, sequestrator (or similar official) of Tenant or any guarantor of Tenant hereunder or any substantial part of the property of either Tenant or any guarantor of Tenant hereunder, or seeking the winding-up or liquidation of its affairs and such involuntary case or petition is not dismissed within sixty (60) days after the filing thereof, or if Tenant or any guarantor of Tenant hereunder commences a voluntary case or institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it, under the federal bankruptcy laws as now or hereafter constituted, or any other applicable federal or state bankruptcy, reorganization or insolvency or other similar law, or consents to the appointment of or taking possession by a receiver or liquidator or assignee, trustee, custodian, sequestrator (or other similar official) of Tenant or any guarantor of Tenant hereunder or of any substantial part of its property, or makes any assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due, or fails to generally pay its debts as they become due, or if Tenant or any guarantor of Tenant hereunder takes any action in contemplation of any of the foregoing, then:

(b) Landlord's Remedies. If any such event set forth above, and at the sole option of Landlord, in addition to all remedies Landlord may have at law or in equity,

(i) The whole balance of rent and any other charges, whether or not payable as rent, for the entire balance of the term and any renewal or extension thereof for which Tenant has become bound, or any part of such rent and charges, and also all or any costs and sheriff's, marshall's, constable's or other officials' commissions, whether chargeable to Landlord or Tenant, including watchman's wages, shall be taken to be due and payable and in arrears as if by the terms of this Lease said balance of rent and such other charges and expenses were on that date payable in advance.

(ii) The term of this Lease shall terminate and become absolutely void, without notice and without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term, agreement or covenant broken.

(iii) THE FOLLOWING SECTIONS SET FORTH WARRANTS OF AUTHORITY FOR ANY ATTORNEY TO CONFESS JUDGMENT AGAINST THE TENANT, AND TO HAVE TENANT'S PROPERTY SEIZED OR OTHERWISE SUBJECTED TO ATTACHMENT OR OTHER EXECUTION PROCESS IMMEDIATELY AFTER THE CONFESSED JUDGMENT IS ENTERED. IN GRANTING THESE WARRANTS OF ATTORNEY, TENANT REPRESENTS TO LANDLORD THAT TENANT HAS HAD AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL ABOUT THIS MATTER, AND ACTS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS THE TENANT HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS OF AND LAWS OF THE UNITED STATES OF AMERICA AND THE COMMONWEALTH OF PENNSYLVANIA.

(B) Upon the expiration of the then current term of this Lease or the earlier termination or surrender hereof as provided in this Lease, it shall be lawful for any attorney of any Court of record to appear as attorney for Tenant, as well as for all persons claiming by, through or under Tenant, and to enter in any competent Court an action in ejectment against Tenant and all persons claiming by, through or under Tenant and therein confess judgment for the recovery by Landlord of possession of the Premises, for which a copy of this Lease, verified by affidavit, shall be sufficient warrant, whereupon if Landlord so desires a writ of possession or other appropriate writ under the Rules of Civil Procedure then in effect may issue forthwith, without any prior writ or proceedings; provided, however, if this Lease is terminated and the possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default or defaults, or upon the termination of this Lease under any of the terms of the Lease to bring one or more further action or actions as hereinbefore set forth to recover possession of the Premises as provided above.

(C) In any action of ejectment, Landlord shall first cause to be filed in such action, an affidavit made by him, or someone acting for him, setting forth the facts necessary to authorize the entry of judgment and, if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.

(iv) If proceedings shall be commenced by Landlord to recover possession under the Acts of Assembly and Rules of Civil Procedure, either at the end of the term, or upon the earlier termination of this Lease, or for non-payment of rent or any other reason, tenant, specifically waives the right to the three months; notice and to the fifteen or thirty days' notice required by the Landlord and Tenant Act of 1951, and agrees that five (5) days' notice shall be sufficient in either or any such case.

(v) After re-entry or retaking or recovering of the Premises, whether by way of termination of this Lease or not, Landlord may lease the Premises or any part or parts thereof to such person or persons and upon such terms as may in Landlord's discretion seem best for a term within or beyond the term of this Lease, and Tenant shall be liable for any loss of rent for the balance of the term and any renewal or extension for which Tenant has become bound plus the costs and expenses of reletting and of making repairs and alterations to the Premises. Further, Tenant, for itself and its successors and assigns, hereby irrevocably constitutes and appoints Landlord as Tenant's agent to collect the rents due and to become due from all subleases and apply the same to the rent due hereunder without in any way affecting Tenant's obligation to pay any unpaid balance of rent due or to become due hereunder.

(vi) Landlord may (but shall not be obligated to do so), in addition to any other rights it may have in law or equity, cure such default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for all costs incurred by Landlord in curing such default, including, without limitation, reasonable attorneys' fees and other legal expenses, together with interest thereon at the interest rate specified in subsection 26 (g) below, which costs and interest thereon shall be deemed additional rent hereunder.

(c) Notice of Default. Except as to defaults under subsections 26 (a) (i), (a) (iii), (a) (iv) and (a) (v), Landlord shall not exercise any right or remedy provided for in this Lease or allowed by law because of any default of Tenant, unless Landlord shall have first given written notice of such default to Tenant, and Tenant shall have failed within ten (10) days after such notice from Landlord to correct such default, or if such default is not susceptible of being corrected within the aforesaid ten (10) days, then provided Tenant shall have commenced such cure within the aforesaid ten (10) day period and shall diligently prosecute completion of same, Tenant shall have such additional time (not to exceed twenty (20) additional days) as Tenant may reasonably require to complete such cure; provided, however, that Landlord shall not be required to give, and Tenant shall not be entitled to the benefit of, any such notice or grace period (i) more than two (2) times in any twelve (12) month period, or (ii) if in Landlord's reasonable judgment, Tenant's delay in curing such default would materially jeopardize the Premises, Center, or any tenants thereof.

(d) Remedies Cumulative. All remedies available to Landlord hereunder and at law and in equity shall be cumulative and concurrent. No termination of this Lease nor taking or recovering possession of the Premises shall deprive Landlord of any remedies or actions against Tenant for rent, for charges or for damages for the breach of any covenant, agreement or condition herein contained, nor shall the bringing of any such action for rent, charges or breach of covenant, agreement or condition, nor the resort to any other remedy or right for the recovery of rent, charges or damages for such breach be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession. No re-entering or taking possession of the Premises, or making of repairs, alterations or improvements thereto, or reletting thereof, shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such election be given by Landlord to Tenant. The failure of Landlord to insist upon strict and/or prompt performance of the terms, agreements, covenant and conditions of this Lease or any of them, and/or the acceptance of such performance thereafter shall not constitute or be construed as a waiver of Landlord's right to thereafter enforce the same strictly according to the terms thereof in the event of a continuing or subsequent default.

(e) Expenses of Enforcement. In the event Landlord shall engage counsel as a result of any action by Tenant, regardless of whether litigation is instituted, Landlord shall be entitled to receive from Tenant the amount of Landlord's reasonable out-of-pocket legal fees and out-of-pocket expenses of counsel.

(f) Nonwaiver. Any failure of Landlord to enforce any remedy allowed for the violation of any provision of this Lease shall not imply the wavier of any such provision, even if such violation is continued or repeated and no express wavier shall affect any provision other than the one(s) specified in such waiver and only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way (i) alter the length of the term or of Tenant's right of possession hereunder, or (ii) after the giving of any notice, reinstate, continue or extend the term or affect any notice given to Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any rent due, and the payment of said rent shall not waive or affect said notice, suit or judgment.

(g) Interest Rate. If any sums which Tenant is obligated to pay to Landlord are not paid when due, they shall bear interest at the rate of eighteen percent (18%) per annum (but in no event at a rate in excess of the highest rate allowed by law).

(h) Late Charge. Tenant shall pay a "late charge" of eight percent (8%) (but in no event to exceed the highest lawful rate) of any installment of Annual Basic Rent (or any other charge or payment considered additional rent under this Lease) when paid more than seven days after the due date thereof, to cover the administrative expense involved in handling delinquent payments.

27. REMEDIES CUMULATIVE

Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord or Tenant of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the party in question of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

28. SUBORDINATION; ATTORNMENT

(a) Tenant's rights under this Lease are and shall always be subordinate to the operation and effect of any lease of land only or of land and buildings in a sale-leaseback transaction, any mortgage, deed of trust or other security instrument now or hereafter placed upon the Center or any part or parts thereof by Landlord. This clause shall be self-operative, and no further instrument of subordination shall be required. In confirmation thereof, Tenant shall execute such further assurances as may be requisite. In addition, Tenant agrees to attorn to any successor in interest to Landlord whether by purchase, fore-closure, sale in lieu of foreclosure, power of sale, termination of any lease of land only or land and buildings in a sale-leaseback transaction or otherwise, if so requested or required by such successor in interest, and Tenant agrees, upon demand, to execute such agreement or agreements in confirmation of such attornment.

(b) Landlord or its mortgagee, any ground lessor or other similar secured party, may, at their option, make this Lease superior to any such mortgage, ground lease or other security instrument by giving Tenant ten (10) days prior written notice. No other documentation shall be necessary to affect such change.

(c) If any person shall succeed to all or part of Landlord's interest in the Premises upon the exercise of any remedy provided for in any mortgage of the Premises now or hereafter recorded to which this Lease is prior as provided in subsection 28 (a) above, (i) Tenant shall attorn and recognize such person as Tenant's landlord as above provided and this Lease shall continue in full force and effect as a direct lease between such person and Tenant as fully and with the same force and effort as if this Lease had originally been entered into by such person and Tenant, except that such person shall not be liable for any act or omission of Landlord prior to such person's succession to title nor be subject to any offset, defense or counterclaim accruing prior to such person's succession to title, nor be bound by any payment of Annual Basic Rent or on account of the Tax Charge or Operating Costs made more than one month in advance (except for payments in the nature of security deposits), nor be bound by any modification of this Lease or any waiver, compromise, release or discharge of any obligation of Tenant hereunder unless such modification, waiver, compromise, release or discharge shall have been specifically consented to in writing by the mortgagee under said mortgage, and (ii) such person and each person succeeding to its interest in the Premises shall not be liable for any warranty or guaranty of Landlord under the Lease and shall be liable for the performance and observance of the other covenants and conditions to be performed and observed by Landlord under this Lease only with respect to the period during which such person shall own such interest.

(d) (i) Tenant agrees that at any time and from time to time at reasonable intervals, within ten (10) days after written request by Landlord, Tenant will execute, acknowledge and deliver to Landlord and/or to such assignee, mortgagee or other similar secured party as may be designated by Landlord, a certificate stating that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing the instruments of modification), the dates to which rent and other charges have been paid, and whether or not to the best of Tenant's knowledge Landlord is in default hereunder (and if so, specifying the nature of the default), it being intended that any such statement delivered pursuant to this paragraph may be relied upon by a mortgagee, ground lessor or assignee of Landlord's interest in the Center.

(ii) The failure of Tenant to execute and deliver such certificate shall constitute a default hereunder, in which event Landlord, in addition to all other remedies available to it for such default, is hereby authorized, as attorney and agent of Tenant, to execute such certificate and in such event Tenant hereby confirms and ratifies any such certificate executed by virtue of the power of attorney hereby granted.

29. SUCCESSORS AND ASSIGNS

This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors in trust, successors and assigns, and shall be binding upon Tenant, its successors and assigns and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment of Tenant has been consented to in writing by Landlord as herein provided.

30. NOTICES

(a) All notices from Tenant to Landlord shall be in writing directed to Landlord at the address of Landlord set forth in the Fundamental Lease Provisions. All notices from Landlord to Tenant shall be in writing directed to Tenant at the address set forth in the Fundamental Lease Provisions. Either party may designate in writing a substitute address for notices, and thereafter notices shall be directed to such substitute address. Notices shall be given by certified mail, return receipt requested or express delivery service.

(b) After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord's defaults by such holder or ground lessor shall be treated as performance by Landlord. For the purposes of this Lease, the term "mortgage" when used in the context of a landlord's mortgage includes a mortgage on a leasehold interest of Landlord (but not one on Tenant's interest).

31. APPLICABLE LAW

This Lease shall be construed under the laws of the state in which the Center is located.

32. CAPTIONS AND HEADINGS

Captions and headings are for convenience and reference only.

33. JOINT AND SEVERAL LIABILITY

If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership, or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if the Tenant named in this Lease shall be a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such member shall be joint and several.

34. BROKERAGE COMMISSION

Each of the parties represents and warrants that there are no claims for brokerage commissions or finder's fees in connec-tion with the execution of this Lease, and agrees to indemnify the other against, and hold it harmless from, all liabilities arising from any such claim (including, without limitation, the cost of counsel fees in connection therewith).

35. NO OPTION

The submission of this Lease to Tenant for examination does not constitute a reservation of or option for the Premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord.

36. NO MODIFICATION

This Lease and the Schedules or Exhibits attached hereto are intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, consideration and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. Acceptance of, or acquies-cence in, a course of performance rendered under this or any prior agreement between the parties or their officers, employees, agents or affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can only be modified by a writing signed by all of the parties hereto or their duly authorized agents.

37. SEVERABILITY

If any term or provision, or any portion thereof, of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

38. THIRD PARTY BENEFICIARY

Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary as to any provision contained herein.

39. TRANSFER BY LANDLORD

In the event of any sale, transfer or other disposition of Landlord's interest in the Center, Landlord shall automatically and without any further act or instrument be released and relieved of and from any and all obligations and liabilities of Landlord accruing from and after the date of such transfer and in such event Landlord's successor or transferee by accepting such sale, transfer and assignment shall hereby automatically assume and be liable for all obligations and liabilities of Landlord which accrue from and after such sale or transfer and Tenant agrees to look solely to such successor or transferee for the perform-ance of any such duties and obligations and in satisfaction of all such liabilities under this Lease.

40. LIMITATION OF LIABILITY OF LANDLORD

Any agreement, obligation or liability of Landlord is made, entered into or incurred on the express condition that Tenant's only recourse under this Lease or otherwise in the event of a default by Landlord of any such agreement, obligation or liability of Landlord hereunder or otherwise, shall be limited to Landlord's interest in the Center.

41. PARKING

(a) Landlord agrees that Tenant and Tenant's employees, guests and invitees shall have the non-exclusive right, in common with others entitled thereto, to utilize the parking area located on the Center except that Tenant, its employees, invitees and guests shall not have the right to use parking spaces which are reserved for handicapped parking or which are otherwise set aside or reserved by Landlord.

(b) Tenant's use of all parking areas shall be subject to any rules and regulations relating thereto included from time to time in the Center's Rules and Regulations (including the establishment of a parking area for the employees of tenants). Landlord shall not be responsible for any vandalism or other damages from any cause occurring to automobiles or their contents while located in such parking spaces or moving in the parking area.

42. SUBSTITUTE SPACE

In the event that a tenant or occupant of the Center desires to expand its premises into the Premises or if a proposed tenant desires to lease space which includes the Premises, if Landlord so requests, Tenant shall vacate the Premises and relinquish its rights with respect to the same provided that Landlord shall provide to Tenant substitute space in the Center, such space to be reasonably comparable in size, layout, finish, visibility, accessibility and utility to the Premises, and further provided that said substitute space does not have a material adverse affect on Tenant in conducting Tenant’s business, and that Landlord shall, at its sole cost and expense, move Tenant and its removable property from the Premises to such new space in such manner as will minimize, to the greatest extent practicable, undue interference with the business or operations of Tenant. Any such substitute space shall, from and after such relocation, be treated as the Premises under this Lease and shall be occupied by Tenant under the same terms, provisions and conditions as are set forth in this Lease.

43. COVENANTS AND CONDITIONS

All of the covenants of Tenant hereunder shall be deemed and construed to be "conditions", if Landlord so elects, as well as "covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

44. TIME OF ESSENCE

Time is of the essence of this Lease and each of its provisions.

45. MODIFICATIONS FOR LENDER

If in connection with obtaining financing or re-financing for the Center, the lender shall request reason-able modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

46. HOLDING OVER

Any holdover by Tenant after the expiration of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to two (2) times the Annual Basic Rent plus other additional rent charges herein provided (pro-rated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease as far as applicable.

47. RULES AND REGULATIONS

Landlord shall have the right from time to time to prescribe rules and regulations which, in its judgment, may be desirable for the use, entry, operation and management of the Premises and Center each of which rules and regulations and any amendments thereto shall become a part of this Lease without further action of the parties. Tenant shall comply with all such rules and regulations.

48. TITLE

Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

49. PRIOR LEASE

On the Rent Commencement Date, the existing Lease Agreement, between Landlord and Tenant for other space in the Center shall automatically terminate, and Tenant shall vacate such premises on or before that date. Tenant shall be responsible for compliance with all terms and conditions of such prior lease to the extent they relate to the period prior to its termination date, or expressly survive lease termination.

50. WAIVER OF JURY TRIAL

  LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER, ON OR IN RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT'S USE OR OCCUPANCY OF THE PREMISES AND/OR CLAIM OF INJURY OR DAMAGES.

IN WITNESS WHEREOF Landlord and Tenant, intending to be legally bound hereby, have each duly executed this Lease under their respective seals as of the day and year first above written.

UNITED BANK OF PHILADELPHIA (Tenant)

By: ______________________________________________

Its: _____________________________________________

PROGRESS TRUST, INC.   (Landlord)

By: _____________________________________________

EXHIBIT “B”
LANDLORD’S WORK

Landlord shall perform the work set forth herein prior to delivery of the Premises to Tenant. Any work beyond that set forth herein required to enable Tenant to operate its business in the Premises shall be the sole responsibility of Tenant.

1. FLOORING: Concrete floors throughout ready for Tenant's finish.

2. WALLS: Provide unpainted and insulated drywall (taped and spackled) along the front and side walls. The rear wall shall be exposed uninsulated Concrete Masonry Units or brick. Demising walls between stores shall extend to the underside of the roof deck.

3. STORE DOORS: Storefront with doors per plans approved by Landlord and Tenant. Panic hardware will be provided on the rear door or as required by applicable building codes.

4. WINDOWS. Windows will be supplied in accordance with plans approved by Landlord and Tenant.

5. PLUMBING: Rough-in ¾ inch water service shall be provided at location per approved plans. Landlord shall provide individual meter.

6. HEATING, VENTILATION AND AIR CONDITIONING (HVAC): A new self contained heating and air conditioning roof top unit is included and is sized based on one (1) ton per 400 square feet of floor area. One drop supply duct and return lined duct into Tenant's space is included. Branch ductwork, diffusers and return air grilles, are not included and are to be supplied by the Tenant. Tenant is responsible for maintenance and cost of the HVAC system servicing Tenant's Premises utilizing Landlord approved contractor.

7. ELECTRICAL: 200 amp 208/120 service panel and meter at location per approved plans. .
8. FIRE PROTECTION: Tenant space shall be sprinklered in applicable codes and delivered with heads turned up. Any modifications required shall be the responsibility of the Tenant.